Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated as of January 31, 2015, by and between XRpro Sciences, Inc., formerly known as Caldera Pharmaceuticals, Inc., a Delaware corporation, with headquarters located at One Kendall Square, Boston, Massachusetts 02139 (the “Company”) and _____________________________________________________________ with a residence located at ____________________________________________________________ (the “Securityholder”).

WHEREAS:

A. The Company is currently offering for sale on a best efforts basis in a private placement of up to 1,265,000 Units (each Unit consisting of four shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and a Warrant to purchase common stock in the Company at $1.75 per share) at a price of $7.00 per Unit (the “Private Placement”) and has agreed to issue until January 31, 2015, in addition to such 1,265,000 Units that will be offered in the Private Placement, shares of Common Stock to certain current Securityholders of the Company in exchange for the securities of the Company currently held by or owed as dividends to such Securityholders. In addition the Company has also offered to issue until January 31, 2015 to certain warrant holders ( including the placement agent and its designees) a new warrant in exchange for certain existing warrants (other than the advisory warrants exercisable for $.01), which new warrants substantially similar to the existing warrant; however, the new warrant terms will provide for a reduction in exercise price, the elimination of the anti-dilution rights for new stock issuances at per share prices lower than the exercise price, the addition of assignment rights for the warrant holders and the addition of certain buy-in–rights for the warrants that previously did not have buy-in rights in the event of the Company’s failure to timely deliver the shares of Common Stock underlying the warrant.

B. The Securityholder owns ________ shares of Series B Preferred Stock of the Company (the “Series B Preferred”) and desires to exchange all of the shares of Series B Preferred owned by the Securityholder together with all accrued and unpaid dividends thereon through the date of the exchange for _________ shares of Common Stock of the Company (which number is derived by dividing (x) the sum of the total cash paid by the Securityholder to the Company for the Securityholder’s initial investment in the Series B Units (comprised of Series B Preferred and a Warrant) plus the accrued and unpaid dividends on the Series B Preferred (the “Series B Units”) by (y) $1.75;

C. The exchange of the Series B Preferred together with the accrued and unpaid dividends for the Common Stock will be made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. EXCHANGE.

1.1 Exchange. Subject to the satisfaction or waiver of the conditions with respect to the Closing set forth in Sections 5 and 6 below, at the Closing the Securityholder and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange _____ shares of Series B Preferred for _____ shares of Common Stock (which number of shares of Series B Preferred is derived by dividing (x) the sum of the total cash paid by the Securityholder to the Company for the Securityholder’s initial investment in the Series B Preferred plus the accrued and unpaid dividends on the Series B Preferred by (y) $1.75.

1.2 Closing. The closing of the exchange contemplated herein (the “Closing”) shall occur at the offices of Gracin & Marlow, LLP. The date and time of the Closing shall be 10:00 a.m., New York time, on the first Business Day on which the conditions to the Closing set forth in Sections 5 and 6 below are satisfied or waived (or such later date as is mutually agreed to by the Company and the Securityholder) but in no event later than January 31, 2015.

1.3 Consideration. The Common Stock shall be issued to the Securityholder in exchange for the Series B Preferred without the payment of any additional consideration.

1.4 Delivery. In exchange for the shares of Series B Preferred, within five business days of receipt by the Company from the Securityholder (or its designee) of the stock certificates evidencing the shares of Series B Preferred (or in the event or the lost, theft or destruction of the Series B Preferred stock certificate, an affidavit with respect thereto in the form reasonably acceptable to the Company), which shall be delivered at the Closing, the Company shall deliver or cause to be delivered to the Securityholder the shares of Common Stock issued in exchange for shares of Series B Preferred. As of the Closing Date, the shares of Series B Preferred exchanged for Common Stock shall be null and void and any and all rights arising thereunder shall be extinguished, including all dividend rights.

2. COMPANY REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants to the Securityholder that:

2.1 Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure to so qualify would not have a material and adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.2 Authorized Shares. The Company has authorized the issuance of the shares of Common Stock and, when issued the Common Stock will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

2.3 Exchange Agreement. This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement, when executed and delivered by the Company, will be, a valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

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2.4 Non-contravention. The execution and delivery of this Agreement by the Company, the issuance of the Common Stock, and the consummation by the Company of the other transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under: (i) the certificate of incorporation or by-laws of the Company; (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound; (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment; or (iv)any order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein. The Company is not in violation of any material laws, governmental orders, rules, regulations or ordinances to which its property, real, personal, mixed, tangible or intangible, or its businesses related to such properties, are subject.

2.5 Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained by the Company for the issuance and exchange of the Common Stock to the Securityholder as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

2.6 SEC Documents, Financial Statements. The Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) (the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3. SECURITYHOLDER REPRESENTATIONS AND WARRANTIES.

As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Securityholder represents, warrants and covenants with and to the Company as follows:

3.1 Authorization and Binding Obligation. The Securityholder has the requisite legal capacity, power and authority to enter into, and perform under, this Agreement and to acquire the Common Stock being issued to such Securityholder hereunder. The execution, delivery and performance of this Agreement by such Securityholder and the consummation by such Securityholder of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, partnership or similar action on the part of such Securityholder and no further consent or authorization is required. This Agreement has been duly authorized, executed and delivered. This Agreement constitutes the legal, valid and binding obligations of the Securityholder, enforceable against the Securityholder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

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3.2 Beneficial Owner. With respect to the Series B Preferred: (i) the Securityholder owns, good and marketable title to the Series B Preferred and the right to receive dividends thereon, free and clear of any liens or encumbrances and the Series B Preferred has been pledged to any third party; (ii) Neither the shares of Series B Preferred held by the Securityholder nor the right to receive dividends thereon is subject to any transfer restriction, other than the restriction that they have not been registered under the Securities Act or applicable state securities laws and, therefore, cannot be resold unless registered under the Securities Act or applicable state securities laws or in a transaction exempt from or not subject to the registration requirements of the Securities Act or applicable state securities laws; (iii) the Securityholder has not entered into any agreement or understanding with any person or entity to dispose of any of the shares of Series B Preferred or the dividends to be issued with respect to the Series B Preferred; and (iv) at the Closing, the Securityholder will convey to the Company good and marketable title to the Series B Preferred and the Common Stock dividends thereon, free and clear of any security interests, liens, adverse claims, encumbrances, taxes or encumbrances.

3.3 Liens. There are no outstanding liens, claims, offset rights, or other encumbrances relating to the Series B Preferred. To the knowledge of the Securityholder, the exchange by the Securityholder and the consummation of the transactions herein, does not by itself or with the passage of time violate or infringe upon the rights of any third parties or result or could reasonably result in any claims against the Securityholder or the Company.

3.4 Sale or Transfer. The Securityholder has not sold, assigned, conveyed, transferred, mortgaged, hypothecated, pledged or encumbered or otherwise permitted any lien to be incurred with respect to the Series B Preferred.

3.5 Proceedings. No proceedings relating to the Series B Preferred are pending or, to the knowledge of the Securityholder, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Securityholder’s right and ability to surrender and exchange the Series B Preferred.

3.6 Conveyance. The Securityholder has full legal and equitable title to the Series B Preferred, free and clear of all liens, pledges or encumbrances of any kind, nature or description, with full and unrestricted legal power, authority and right to enter into this Agreement and to transfer and deliver such Series B Preferred to the Company pursuant hereto, and upon delivery of the Series B Preferred to the Company, the Company will be the owner of the Series B free and clear of all liens, claims, pledges or encumbrances of any kind, nature or description.

3.7 Action. The Securityholder has taken no action that would impair its ability to transfer the Series B Preferred.

3.8 Interest. No person other than the Securityholder has any right or interest in the Series B Preferred or the dividends accrued to the date of closing.

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3.9 Tax Consequences. The Securityholder acknowledges that the exchange of the Series B Preferred may involve tax consequences to the Securityholder and that this Agreement does not contain tax advice. The Securityholder acknowledges that it has not relied and will not rely upon the Company with respect to any tax consequences related to the exchange of the Series B Preferred. The Securityholder assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with the Series B Preferred.

3.10 Reliance on Exemptions. The Securityholder understands that the shares of Common Stock being issued in the exchange are being issued in reliance on specific exemptions from the registration requirements of United States federal and state securities laws provided by Section 3(a)(9) and that the Company is relying in part upon the truth and accuracy of, and the Securityholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Securityholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Securityholder to acquire the Common Stock.

3.11 No Governmental Review. The Securityholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Stock or the fairness or suitability of the exchange with the Common Stock nor have such authorities passed upon or endorsed the merits of the exchange of the Common Stock.

3.12 No Conflicts. The execution, delivery and performance by the Securityholder of this Agreement and the consummation by the Securityholder of the transactions contemplated hereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Securityholder is a party or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Securityholder, except in the case of clause (i) or (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Securityholder to perform its obligations hereunder.

3.13 No Public Sale or Distribution. The Securityholder is acquiring the Common Stock for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act. The Securityholder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the shares of Common Stock for its own account or with a view towards, or for resale in connection with, the public sale of securities in violation of applicable securities laws.

3.14 Information. The Securityholder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Stock which have been requested by the Securityholder. The Securityholder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Securityholder understands that its exchange of the Common Stock involves a high degree of risk. The Securityholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Common Stock. Without limiting the generality of the foregoing, the Securityholder has also had the opportunity to obtain and to review: (i) the Company’s Private Placement Memorandum dated as of December 4, 2014, as amended by Supplement No. 1 with respect to the offering of up to $8,855,000 Units, each Unit comprised of four shares of Common Stock and a warrant exercisable for one share of common stock at an exercise price of $1.75, (ii) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, and (iii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

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3.15 Transfer or Resale. The Securityholder understands that: (i) the shares of Common Stock have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder; (B) the Securityholder shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Securityholder, in a form reasonably acceptable to the Company, to the effect that the shares of Common Stock to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; or (C) the Securityholder provides the Company with reasonable assurance that the shares of Common Stock can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”) and (ii) any sale of the shares of Common Stock made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144.

4. COVENANTS.

4.1 Reasonable Best Efforts. The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Securityholder shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5 of this Agreement.

5. CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Securityholder hereunder are subject to the satisfaction of each of the following conditions (except to the extent such condition is expressly conditional to a specific closing, in which case such condition shall only apply to such specific closing), provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Securityholder with prior written notice thereof:

5.1 The Securityholder shall have duly executed this Agreement and delivered the same to the Company and shall have delivered the certificates evidencing the Series B Preferred (or, in the event of the loss, theft or destruction of the Series B Preferred stock certificate, an affidavit with respect thereto in form reasonably acceptable to the Company).

5.2 The representations and warranties of the Securityholder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Securityholder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Securityholder at or prior to the Closing Date.

5.3 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

5.4 The Private Placement shall have been consummated.

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6. CONDITIONS TO THE SECURITYHOLDER’S OBLIGATIONS HEREUNDER.

The obligations of the Securityholder hereunder are subject to the satisfaction of each of the following conditions (except to the extent such condition is expressly conditional to a specific closing, in which case such condition shall only apply to such specific closing), provided that these conditions are for the Securityholder’s sole benefit and may be waived by the Securityholder at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1 The Company shall have duly executed and delivered this Agreement to the Securityholder.

6.2 Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

6.3 The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated by this Agreement.

6.4 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

6.5 The Private Placement Closing Date shall have occurred.

7. MISCELLANEOUS.

7.1 Legends. The Securityholder acknowledges that the certificate(s) representing the shares of Common Stock shall conspicuously set forth on the face or back thereof a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR UNDER THE SECURITIES LAWS, RULES OR REGULATIONS OF ANY STATE; AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, RULES OR REGULATIONS OR AN EXEMPTION THEREFROM DEEMED ACCEPTABLE BY COUNSEL TO THE COMPANY.”

7.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

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7.3 Arbitration. Both parties shall resolve all disputes, controversies and differences which may arise between the parties, out of or in relation to or in connection with this Agreement, after discussion in good faith attempting to reach an amicable solution. Provided that such disputes, controversies and differences remain unsettled after discussion between the parties, both parties agree that those unsettled matter(s) shall be finally settled by arbitration in New York, New York in accordance with the latest Rules of the American Arbitration Association. Such arbitration shall be conducted by three arbitrators appointed as follows: each party will appoint one arbitrator and the appointed arbitrators shall appoint a third arbitrator. If within 30 days after confirmation of the last appointed arbitrator, such arbitrators have failed to agree upon a chairman, then the chairman will be appointed by the American Arbitration Association. The decision of the tribunal shall be final and may not be appealed. The arbitral tribunal may, in its discretion award fees and costs as part of its award. Judgment on the arbitral award may be entered by any court of competent jurisdiction, including any court that has jurisdiction over either party or any of their assets. At the request of any party, the arbitration proceeding shall be conducted in the utmost secrecy subject to a requirement of law to disclose. In such case, all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy, available for inspection only by any party and by their attorneys and experts who shall agree, in advance and in writing, to receive all such information in secrecy.

7.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

7.5 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

7.6 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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7.7 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Securityholder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Securityholder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Securityholder, and any amendment to this Agreement made in conformity with the provisions of this Section shall be binding upon the Securityholder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

7.8 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

XRpro Sciences, Inc.

One Kendall Square

Cambridge, Massachusetts 02139

Attention: Richard Cunningham

with a copy (for informational purposes only) to:

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone: (212) 907-6457

Facsimile: (212) 208-4657

Attention: Leslie Marlow, Esq.

If to the Securityholder:

with a copy (for informational purposes only) to:

to its address and facsimile number set forth above, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication; (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission; or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

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7.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Series B Preferred. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Securityholder. The Securityholder may assign some or all of its rights hereunder without the consent of the Company.

7.10 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

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IN WITNESS WHEREOF, the Securityholder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

XRPRO SCIENCES, INC.

By:
Name:	Richard Cunningham
Title:	President and Chief Executive Officer

SECURITYHOLDER:

Print Name

Signature

Name and Title of Signer

Name (if Joint)

Signature (if Joint)